Exhibit 10.9

TACTILE SYSTEMS TECHNOLOGY, INC.

Non-Statutory Stock Option Agreement [Consultants]

(Under the 2007 Omnibus Stock Plan)

Name of Optionee:

No. of Shares Covered:	Date of Grant:

Exercise Price Per Share:	Expiration Date:

Exercise Schedule (Cumulative):

This option shall vest as to [Insert number of shares equal to 25% of the total shares] shares on [insert date of one year anniversary of the date of grant]. The remaining Shares shall vest as to [1/48th of the total shares] shares each month commencing on [insert date of 13th month anniversary of the date of grant] and continuing until this option is fully vested.

This is a Non-Statutory Stock Option Agreement (the “Agreement”) between Tactile Systems Technology, Inc., a Delaware corporation (the “Company”), and the optionee identified above (the “Optionee”) effective as of the date of grant specified above.

RECITALS

A.                                    The Company maintains the Tactile Systems Technology, Inc. 2007 Omnibus Stock Plan (the “Plan”).

B.                                    Pursuant to the Plan, the Board of Directors of the Company (the “Board”) or a committee of two or more directors of the Company (the “Committee”) appointed by the Board administers the Plan and has the authority to determine the awards to be granted under the Plan (if the Board has not appointed a committee to administer the Plan, then the Board shall constitute the Committee).

C.                                    The Committee has determined that the Optionee is eligible to receive an award under the Plan in the form of a non-statutory stock option (the “Option”).

The Company hereby grants this Option to the Optionee under the terms and conditions as follows.

TERMS AND CONDITIONS*

1.                                      Grant.  The Optionee is granted this Option to purchase the number of Shares specified at the beginning of this Agreement.

2.                                      Exercise Price.  The price to the Optionee of each Share subject to this Option shall be the exercise price specified at the beginning of this Agreement.

3.                                      Non-Statutory Stock Option.  This Option is not intended to be an “incentive stock option” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

*                                         Unless the context indicates otherwise, terms that are not defined in this Agreement shall have the meaning set forth in the Plan as it currently exists or as it is amended in the future.

4.                                      Exercise Schedule.  This Option shall vest and become exercisable as to the number of Shares and on the dates specified in the exercise schedule at the beginning of this Agreement.  The exercise schedule shall be cumulative; thus, to the extent this Option has not already been exercised and has not expired, terminated or been cancelled, the Optionee or the person otherwise entitled to exercise this Option as provided herein may at any time, and from time to time, purchase all or any portion of the Shares then purchasable under the exercise schedule.

This Option may also be exercised in full (notwithstanding the exercise schedule) under the circumstances described in Section 8 of this Agreement if it has not expired prior thereto.

5.                                      Expiration.  This Option shall expire at 5:00 p.m. Central Time on the earliest of:

(a)                                 The expiration date specified at the beginning of this Agreement;

(b)                                 The expiration of the period after the termination of Service (as defined below) of the Optionee within which the Option can be exercised (as specified in Section 7 of this Agreement);

(c)                                  Termination of the Optionee’s Service to the Company for Cause.  “Cause” shall be deemed to exist upon (i) an act or acts of dishonesty undertaken by Optionee and intended to result in substantial gain or personal enrichment of Optionee at the expense of the Company; (ii) unlawful conduct or gross misconduct that is willful and deliberate on Optionee’s part and that, in either event, is materially injurious to the Company; (iii) the conviction of Optionee of a felony; or (iv) material breach by Optionee of any terms and conditions of any consulting, independent contractor, employment, confidentiality or non-competition/non-solicitation agreement between the Optionee and the Company not caused by the Company, which breach has not been cured by Optionee within ten days after written notice thereof to Optionee from the Company; or

(d)                                 The date (if any) fixed for cancellation pursuant to Section 17 of the Plan.

In no event may anyone exercise this Option, in whole or in part, after it has expired, notwithstanding any other provision of this Agreement.  In addition, if the Option is exercised, and prior to the delivery of the certificate representing the Shares so purchased, it is determined that Cause for termination existed, then the Company may rescind the Option exercise by the Optionee and the Option shall terminate at the election of the Company.

6.                                      Procedure to Exercise Option.

Notice of Exercise.  This Option may be exercised by delivering written notice of exercise to the Company at the principal executive office of the Company, to the attention of the Company’s Chief Executive Officer, in the form attached to this Agreement.  The notice shall state the number of Shares to be purchased, and shall be signed by the person exercising this Option.  If the person exercising this Option is not the Optionee, he/she also must submit appropriate proof of his/her right to exercise this Option.

Tender of Payment.  Upon giving notice of any exercise hereunder, the Optionee shall provide for payment of the purchase price of the Shares being purchased through one or a combination of the following methods:

(a)                                 Cash (including check, bank draft or money order);

(b)                                 To the extent permitted by law, through a broker-assisted cashless exercise in which the Optionee simultaneously exercises the Option and sells all or a portion of the Shares thereby acquired pursuant to a brokerage or similar relationship and uses the proceeds from such sale to pay the purchase price of such Shares;

(c)                                  By delivery to the Company of unencumbered Shares having an aggregate Fair Market Value on the date of exercise equal to the purchase price of such Shares; or

(d)                                 By authorizing the Company to retain, from the total number of Shares as to which the Option is exercised, that number of Shares having a Fair Market Value on the date of exercise equal to the purchase price for the total number of Shares as to which the Option is exercised.

Notwithstanding the foregoing, the Optionee shall not be permitted to pay any portion of the purchase price with Shares, or by authorizing the Company to retain Shares upon exercise of the Option, if the Committee, in its sole discretion, determines that payment in such manner is undesirable.

Delivery of Certificates.  As soon as practicable after the Company receives the notice and purchase price provided for above, it shall deliver to the person exercising this Option, in the name of such person, a certificate or certificates representing the Shares being purchased.  The Company shall pay any original issue or transfer taxes with respect to the issue or transfer of the Shares and all fees and expenses incurred by it in connection therewith.  All Shares so issued shall be fully paid and nonassessable.  Notwithstanding anything to the contrary in this Agreement, no certificate for Shares distributable under the Plan shall be issued and delivered unless the issuance of such certificate complies with all applicable legal requirements including, without limitation, compliance with the provisions of applicable state securities laws, the Securities Act of 1933, as amended (the “Securities Act”) and the Exchange Act.

7.                                      Service Requirement.  The Option may be exercised only while the Optionee provides services to the Company as a consultant, employee, independent contractor or member of its board of directors (such services are referred to collectively in this Agreement as “Service” or “Services”) and only if the Optionee has been continuously providing such Services since the date the Option was granted; provided that:

(a)                                 This Option may be exercised for 90 days following the day the Optionee’s Service to the Company ceases if such cessation of Service is for a reason other than death or disability, but only to the extent that it was exercisable immediately prior to cessation of Service.

(b)                                 This Option may be exercised within one year after the Optionee’s Service to the Company ceases if such cessation of Service is because of death or disability of the Optionee, but only to the extent it was exercisable immediately prior to cessation of Service.

(c)                                  If the Optionee’s Service terminates after a declaration made pursuant to Section 17 of the Plan in connection with Fundamental Change, the Option may be exercised at any time permitted by such declaration.

Notwithstanding the above, the Option may not be exercised after it has expired.

8.                                      Acceleration of Vesting.

Fundamental Change.  In the event of a Fundamental Change the Committee may, but shall not be obligated to:

(a)                                 if the Fundamental Change is a merger or consolidation or statutory share exchange, make appropriate provision for the protection of this Option by the substitution for this Option of options or voting common stock of the corporation surviving any merger or consolidation or, if appropriate, the parent corporation of the Company or such surviving corporation; or

(b)                                 at least ten days before the occurrence of the Fundamental Change, declare, and provide written notice to the Optionee of the declaration, that this Option, whether or not then exercisable, shall be canceled at the time of, or immediately before the occurrence of, the Fundamental Change (unless it shall have been exercised prior to the occurrence of the Fundamental Change).  In connection with any such declaration, the Committee may, but shall not be obligated to, cause payment to be made to the Optionee of cash equal to, for each Share covered by the canceled Option, the amount, if any, by which the Fair Market Value per Share exceeds the exercise price per Share covered by this Option.  At the time of any such declaration, this Option shall immediately become exercisable in full and the Optionee shall have the right, during the period preceding the time of cancellation of this Option, to exercise this Option as to all or any part of the Shares covered by this Option.  In the event of a declaration pursuant to this subsection, to the extent this Option has not been exercised prior to the Fundamental Change, the unexercised part of this Option shall be canceled at the time of, or immediately before, the Fundamental Change, as provided in the declaration.  Notwithstanding the foregoing, the holder of this Option shall not be entitled to the payment provided for in this subsection if this Option shall have expired pursuant to Section 5 above or been cancelled.  For purposes of this subsection only, “Fair Market Value” per Share has the meaning set forth in Section 17 of the Plan.

Change in Control.  If a Change in Control of the Company shall occur, then, at the sole discretion of the Company, the Option, if not already exercised in full or otherwise terminated, expired or cancelled, may become immediately exercisable in full and remain exercisable during the remaining term of the Option.

Discretionary Acceleration.  Notwithstanding any other provisions of this Agreement to the contrary, the Committee may, in its sole discretion, declare at any time that the Option shall be immediately exercisable.

9.                                      Limitation on Transfer.  During the lifetime of the Optionee, only the Optionee or his/her guardian or legal representative may exercise the Option.  The Option may not be assigned or transferred by the Optionee otherwise than by will or the laws of descent and distribution.

10.                               No Stockholder Rights Before Exercise.  No person shall have any of the rights of a stockholder of the Company with respect to any Share subject to the Option until the Share actually is issued to him/her upon exercise of the Option.

11.                               Lock-Up Period.

(a)                                 The Optionee agrees that the Optionee will not offer, pledge, sell, contract to sell, sell any option, sell any contract to purchase, purchase any option, purchase any contract to sell, grant any option, right, or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Shares (or any other Company securities) or enter into any swap, hedging, or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Shares (or any other Company securities) held by the Optionee (other than those included in the registration) for a period specified by the representative of the underwriters of the Company’s capital stock (or any other Company securities, collectively, the “Stock”) not to exceed 90 days (180 days in the case of an initial public offering) after the effective date of any Company registration statement filed under the Securities Act.

(b)                                 The Optionee agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriter to the extent that such agreements are consistent with the foregoing or that are necessary to give further effect to the provisions set forth in Section 11(a).  In addition, if requested by the Company or the representative of the underwriters of Stock, the Optionee will provide, within 10 days of such request, such information as may be required by the Company or such representative in connection with the completion of any public offering of the Company’s securities pursuant to a registration statement filed under the Securities Act.

(c)                                  The obligations described in this Section 11 will not apply to a registration relating solely to employee benefit plans on Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a Commission Rule 145 transaction on Form S-4 or similar forms that may be promulgated in the future.  The Company may impose stop-transfer instructions with respect to the shares of Stock subject to the foregoing restriction until the end of such 90-day or 180-day period, as applicable.

12.                               Discretionary Adjustment.  In the event of any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, or extraordinary dividend or divestiture (including a spin-off), or any other change in the corporate structure or Shares of the Company, the Committee (or if the Company does not survive any such transaction, a comparable committee of the Board of Directors of the surviving corporation) may, without the consent of the Optionee, make such adjustment as it determines in its discretion to be appropriate as to the number and kind of securities subject to and reserved under the Plan and, in order to prevent dilution or enlargement of rights of the Optionee, the number and kind of securities issuable upon exercise of the Option and the exercise price hereof.

13.                               Tax Withholding.  Delivery of Shares upon exercise of this Option shall be subject to any required withholding taxes.  As a condition precedent to receiving Shares upon exercise of this Option, the Optionee may be required to pay to the Company, in accordance with the provisions of the Plan, an amount equal to the amount of any required withholdings.

14.                               Tax Consequences.

(a)                                 The Optionee may incur tax liability as a result of the Optionee’s purchase or disposition of the Shares.  THE OPTIONEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THE OPTION OR DISPOSING OF THE SHARES.

(b)                                 Notwithstanding the Company’s good faith determination of the Fair Market Value of the Company’s common stock for purposes of determining the exercise price per Share of the Option, the taxing authorities may assert that the fair market value of the Company’s common stock on the date of grant was greater than the exercise price per Share.  Under Section 409A of the Code, if the exercise price per Share of the Option is less than the fair market value of the Company’s common stock on the date of grant, the Option may be treated as a form of deferred compensation and the Optionee may be subject to an additional 20% tax, plus interest and possible penalties.  The Optionee is encouraged to consult a tax adviser regarding the potential impact of Section 409A of the Code.

15.                               Amendment to Meet the Requirements of Section 409A.  The Optionee acknowledges that the Company, in the exercise of its sole discretion and without the consent of the Optionee, may amend or modify this Agreement in any manner and delay the payment of any amounts payable pursuant to this Agreement to the minimum extent necessary to meet the requirements of Section 409A of the Code as amplified by any Internal Revenue Service or U.S. Treasury Department regulations or guidance as the Company deems appropriate or advisable.

16.                               Interpretation of This Agreement.  All decisions and interpretations made by the Committee with regard to any question arising hereunder or under the Plan shall be binding and conclusive upon the

Company and the Optionee.  If there is any inconsistency between the provisions of this Agreement and the Plan, the provisions of the Plan shall govern.

17.                               Discontinuance of Service.  This Agreement shall not give the Optionee a right to employment or continued Service with the Company or any parent or subsidiary of the Company, and the Company or any such parent or subsidiary engaging the Optionee may terminate his/her Service at any time and otherwise deal with the Optionee without regard to the effect it may have upon him/her under this Agreement.

18.                               Option Subject to Plan, Certificate of Incorporation and By-Laws.  The Optionee acknowledges that the Option and the exercise thereof is subject to the Plan, the Certificate of Incorporation, as amended from time to time, and the By-Laws, as amended from time to time, of the Company, and any applicable federal or state laws, rules or regulations.

19.                               Binding Effect.  This Agreement shall be binding in all respects on the heirs, representatives, successors and assigns of the Optionee.

20.                               Choice of Law.  This Agreement is entered into under the laws of the State of Delaware and shall be construed and interpreted thereunder (without regard to its conflict of law principles).

21.                               Right of First Refusal and Execution of Stockholder Agreements.  At the discretion of the Committee, the Company is hereby granted (a) a right of first refusal to purchase all Shares that the Optionee (or a subsequent transferee) may propose to transfer to a third party and (b) the right to require the Optionee from time to time to execute and deliver stockholder, voting or similar agreements.

**FOR ALL FOREIGN CONSULTANTS:

22.                               Arbitration.  Any dispute arising out of or relating to this Agreement or the alleged breach of it, or the making of this Agreement, including claims of fraud in the inducement, shall be discussed between the disputing parties in a good faith effort to arrive at a mutual settlement of any such controversy.  If, notwithstanding, such dispute cannot be resolved, such dispute shall be settled by binding arbitration.  Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.  Arbitration will be conducted pursuant to the provisions of this Agreement, and the commercial arbitration rules of the American Arbitration Association, unless such rules are inconsistent with the provisions of this Agreement.  Limited civil discovery shall be permitted for the production of documents and taking of depositions.  Unresolved discovery disputes may be brought to the attention of the arbitrator who may dispose of such dispute.  The arbitrator shall have the authority to award any remedy or relief that a court of the state of Delaware could order or grant; provided, however, that punitive or exemplary damages shall not be awarded.  Unless otherwise agreed by the parties, the place of any arbitration proceedings shall be Hennepin or Ramsey County, Minnesota, United States of America.

**FOR UK CONSULTANTS:

23.                               Securities Law Compliance.  The exercise of all or a portion of this Option shall only be effective at such time as counsel to the Company shall have determined that the issuance and delivery of common stock pursuant to such exercise will not violate any United States’ federal or state securities or other laws, or the applicable securities or other laws of England or the United Kingdom.  The Optionee may be required by the Company, as a condition of the effectiveness of any exercise of this Option, to agree in writing that (i) all common stock to be acquired pursuant to such exercise shall be held for the Optionee’s own account without a view to any further distribution thereof, until such time that such common stock is registered and freely tradable under applicable United States’ federal and state securities laws, or the applicable securities laws of

England or the United Kingdom, or proposed to be sold in a transaction exempt from the registration requirements of such laws, which exempt status shall be confirmed by an opinion of counsel to the Optionee (such opinion and counsel shall be satisfactory in all respects to counsel for the Company), (ii) the certificates for all shares of common stock issued upon exercise of this Option shall bear an appropriate legend respecting the noted restrictions on transferability, and (iii) such shares of common stock will not in any event be actually transferred or disposed of except in compliance with applicable United States’ federal and state securities laws, or the applicable securities laws of England or the United Kingdom.

24.                               United Kingdom Tax Matters.

(a)                                 This Option is a nonqualified option under the United States’ Internal Revenue Code of 1986, as amended.  The Company does not make any representation regarding whether the Option is tax-qualified under the tax laws of England or the United Kingdom and provides no assurances as to the tax consequences of this Option under the tax laws of England or the United Kingdom.

(b)                                 The Optionee represents that the Optionee has had an opportunity to consult with his or her advisors respecting the tax treatment of this Option under the tax laws of England or the United Kingdom, and is not relying on the Company for advice in this regard.

(c)                                  In order to permit the Company to comply with all applicable United States’ federal or state income tax laws or regulations, or the applicable tax laws and regulations of England or the United Kingdom, the Company may take such action as it deems appropriate to insure that, if necessary, all applicable payroll, income or other taxes are withheld from any amounts payable by the Company to the Optionee.  If the Company is unable to withhold such taxes, for whatever reason, the Optionee hereby agrees to pay to the Company an amount equal to the amount the Company would otherwise be required to withhold under applicable tax laws and regulations.

The Optionee agrees to indemnify the Company against any liability it may incur for secondary Class I National Insurance Contributions and agrees that the Company may recover from the Optionee (in such manner as the Company may determine and notify to the Optionee at any time before this Option is first exercised) the whole or any part of any such contributions payable as a result of the Option being exercised.

25.                               Blue Sky Limitation.  Notwithstanding anything in this Agreement to the contrary, in the event the Company makes any public offering of its securities and determines in its sole discretion that it is necessary to reduce the number of issued but unexercised stock purchase rights so as to comply with any securities law limitations within the United States, Canada, England or the United Kingdom with respect thereto, the Board shall have the right (i) to accelerate the exercisability of this Option and the date on which this Option must be exercised, provided that the Company gives the Optionee 15 days’ prior written notice of such acceleration, and (ii) to cancel any portion of this Option or any other option granted to Optionee pursuant to the Plan that is not exercised prior to or contemporaneously with such public offering.  Notice shall be deemed given when delivered personally or when deposited in the United States mail, first class postage prepaid and addressed to the Optionee at the address of the Optionee on file with the Company.

**FOR CANADIAN CONSULTANTS:

23.                               Securities Law Compliance.  The exercise of all or a portion of this Option shall only be effective at such time as counsel to the Company shall have determined that the issuance and delivery of common stock pursuant to such exercise will not violate any United States’ federal or state securities or other laws, or the applicable securities or other laws of Canada (federal or provincial).

The Optionee may be required by the Company, as a condition of the effectiveness of any exercise of this Option, to agree in writing that (i) all common stock to be acquired pursuant to such exercise shall be held for the Optionee’s own account without a view to any further distribution thereof, until such time that such common stock is registered and freely tradable under applicable United States’ federal and state securities laws, or the applicable securities laws of Canada (federal or provincial) or proposed to be sold in a transaction exempt from the registration requirements of such laws, which exempt status shall be confirmed by an opinion of counsel to the Optionee (such opinion and counsel shall be satisfactory in all respects to counsel for the Company), (ii) the certificates for all shares of common stock issued upon exercise of this Option shall bear an appropriate legend respecting the noted restrictions on transferability, and (iii) such shares of common stock will not in any event be actually transferred or disposed of except in compliance with applicable United States’ federal and state securities laws or the applicable securities laws of Canada (federal or provincial).

24.                               Canadian Tax Matters.

(a)                                 This Option is a nonqualified option under the United States’ Internal Revenue Code of 1986, as amended.  The Company does not make any representation regarding whether the Option is tax-qualified under the tax laws of Canada (federal or provincial) and provides no assurances as to the tax consequences of this Option under the tax laws of Canada (federal or provincial).

(b)                                 The Optionee represents that the Optionee has had an opportunity to consult with his or her advisors respecting the tax treatment of this Option under the tax laws of Canada (federal or provincial), and is not relying on the Company for advice in this regard.

(c)                                  In order to permit the Company to comply with all applicable United States’ federal or state income tax laws or regulations, or the applicable tax laws and regulations of Canada (federal or provincial), the Company may take such action as it deems appropriate to insure that, if necessary, all applicable payroll, income or other taxes are withheld from any amounts payable by the Company to the Optionee.  If the Company is unable to withhold such taxes, for whatever reason, the Optionee hereby agrees to pay to the Company an amount equal to the amount the Company would otherwise be required to withhold under applicable tax laws and regulations.

25.                               Blue Sky Limitation.  Notwithstanding anything in this Agreement to the contrary, in the event the Company makes any public offering of its securities and determines in its sole discretion that it is necessary to reduce the number of issued but unexercised stock purchase rights so as to comply with any securities law limitations within the United States, Canada, England or the United Kingdom with respect thereto, the Board shall have the right (i) to accelerate the exercisability of this Option and the date on which this Option must be exercised, provided that the Company gives the Optionee 15 days’ prior written notice of such acceleration, and (ii) to cancel any portion of this Option or any other option granted to Optionee pursuant to the Plan that is not exercised prior to or contemporaneously with such public offering.  Notice shall be deemed given when delivered personally or when deposited in the United States mail, first class postage prepaid and addressed to the Optionee at the address of the Optionee on file with the Company.

26.                               Governing Language.  The parties hereto confirm their express wish that this Agreement and all documents and agreements directly or indirectly relating hereto be drawn up in the English language.  Les parties reconnaissent leur volonté expresse que la présente ainsi que tous les documents et contrats s’y rattachant directement ou indirectement soient rédigés en anglais.

[Remainder of page left blank intentionally — signature page follows]

IN WITNESS WHEREOF, the Optionee and the Company have executed this Agreement as of the date of grant.

OPTIONEE

TACTILE SYSTEMS TECHNOLOGY, INC.

By
Name:
Its:

                                           , 20

To:  Tactile Systems Technology, Inc.

Ladies and Gentlemen:

I hereby exercise the following option (the “Option”) granted to me under the Tactile Systems Technology, Inc. 2007 Omnibus Stock Plan (the “Plan”) with respect to the number of shares of Common Stock of Tactile Systems Technology, Inc. (the “Company”) indicated below:

Name:

Date of Grant of Option:

Exercise Price Per Share:

Number of Shares With Respect to Which the Option is Hereby Exercised:

Total Exercise Price:

☐                                    Enclosed with this letter is a check, bank draft or money order in the amount of the Total Exercise Price.

☐                                    I hereby agree to pay the Total Exercise Price within five business days of the date hereof and, as stated in the attached Broker’s Letter, I have delivered irrevocable instructions to                                                           to promptly deliver to the Company the amount of sale or loan proceeds from the Shares to be issued pursuant to this exercise necessary to satisfy my obligation hereunder to pay the Total Exercise Price.

☐                                    Enclosed with this letter is a certificate evidencing unencumbered Shares (duly endorsed in blank) having an aggregate Fair Market Value (as defined in the Plan) equal to or in excess of the Total Exercise Price.

☐                                    I elect to pay the Total Exercise Price through a reduction in the number of Shares delivered to me upon this exercise of the Option as provided in Section 14 of the Plan.

If I am enclosing Shares with this letter, I hereby represent and warrant that I am the owner of such Shares free and clear of all liens, security interests and other restrictions or encumbrances.  I agree that I will pay any required withholding taxes in connection with this exercise.

Please issue a certificate (the “Certificate”) for the number of Shares with respect to which the Option is being exercised in the name of the person indicated below and deliver the Certificate to the address indicated below:

Name in Which to Issue Certificate:

Address to Which Certificate Should be Delivered:

Principal Mailing Address for Holder of the Certificate
(if different from above):

Very truly yours,

Signature

Name, please print

Social Security Number

Address

Phone Number

2

                  , 20

To:  Tactile Systems Technology, Inc.

Ladies and Gentlemen:

Name of Optionee:

Date of Grant of Option:

Exercise Price Per Share:

Number of Shares With Respect to Which the Option is to
be Exercised:

Total Exercise Price:

The above Optionee has requested that we finance the exercise of the above Option to purchase Shares of Common Stock of Tactile Systems Technology, Inc. (the “Company”) and has given us irrevocable instructions to promptly deliver to the Company the amount of sale or loan proceeds from the Shares to be issued pursuant to such exercise to satisfy the Optionee’s obligation to pay the Total Exercise Price.

Very truly yours,

Broker Name

By
Name
Its